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                                                                   EXHIBIT 10.10

                         MASTER NOTE FOR LINE OF CREDIT

$2,900,000.00                                                       July 1, 1997
                                                             Seattle, Washington

        This Note is given to evidence the obligation of Northwest Biotherapeutics LLC ("Borrowee") to repay all sums that Northwest Hospital ("Lendee") may from time to time advance to Borrower ("Advances") under a line of credit up to a total amount of $2,900,000 (the "Credit Line").

        FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the total unpaid principal balance of all Advances ("'Principal Balance"), together with interest on all such Advances at the rate specified below ("Note Rate"), together with all other sums due under this Note.

        1. INTEREST. The Note Rate shall at all times be equal to 1.0% above the large business prime lending rate of Bank of America NW, N.A., doing business as Seafirst Bank (the "Prime Rate"), as amended from time to time. The Note Rate shall be adjusted automatically on the same day as any change in the Prime Rate. All interest will be calculated at the per annum rate based on a 360-day year and applied to the actual number of days elapsed.

        2. PAYMENTS. This Note shall be repaid in full upon the receipt by Borrower of the proceeds of any equity financing, including any private placement or other securities offering, which financing efforts Borrower shall diligently pursue using its best efforts. No installment payments shall be required, provided that Borrower may prepay all or any portion of the sums due under this Note at any time without penalty. At the option of Lender, payments will be applied first to interest, then to principal, and last to any late or collection charges, including attorneys' fees and costs.

        The Principal Balance, all unpaid accrued interest, any unpaid fees, and any other amounts owing hereunder shall be due and payable in full on June 30, 2000.

        3. SECURITY. This Note shall be secured by a security interest in certain assets of Borrower ("Collateral") as more particularly set forth in the Security Agreement and UCC-1 Financing Statement executed concurrently herewith by Borrower.

        4. ADVANCES. Advances under this Note must be requested by Borrower in writing and shall be subject to the following terms and conditions:

               4.1 LENDER DISCRETION. All Advances requested by Borrower shall be subject to the approval of Lender which may be granted or withheld in Lender's sole discretion or made subject to such additional terms and conditions as Lender may determine in its sole discretion.

               4.2 AUTHORIZED PARTIES. Only Gerald P. Murphy, M.D., on behalf of Borrower, shall be authorized to request Advances under this Note. This authority to request
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Advances shall continue until the Lender receives notice in writing of the revocation or cancellation of authority.

               4.3 REQUIREMENTS FOR REQUEST. Each request for an Advance shall be made at least thirty (30) full business days prior to the time Borrower expects Lender to make such Advance. The written request must include, at a minimum, the following information in a format and substance acceptable to
Lender: (1) a detailed description of the proposed uses of the proceeds of the Advance, (2) a revised budget for Borrower, updated as of the date of the request, and (3) a detailed statement of the status of Borrower's equity financing efforts.

               4.4 PROCEDURE FOR ADVANCES. All Advances shall be made at Lender's election, by the issuance of Lender's check to Borrower or by electronic funds transfer to Borrower's account as designated by Borrower to Lender.

               4.5 MINIMUM SECURITY. Lender shall have no obligation to make any Advance hereunder unless the value of the Collateral under the Security Agreement and UCC-1 Financing Statement at the time of the Advance equals or exceeds the value of the Collateral as of the date of this Note.

               4.6 LIMITS. The amount each Advance shall constitute a portion of the Principal Balance and the sum of all Advances, whether repaid or not prior to future Advances, shall not exceed $2.9 million dollars. This is not a revolving line of credit.

        5. USE OF ADVANCES. Borrower represents and warrants that all Advances will be used primarily for business, commercial, or investment purposes, as defined in RCW 19.52.080 (exemption from usury), and in furtherance of Borrower's business purposes as detailed in Borrower's written request for such Advance.

        6. EVIDENCE OF AMOUNTS OWING. Borrower agrees that the Principal Balance, the interest due thereon, and any applicable fees shall be evidenced by Lender's records, which records shall be the sole criteria for computation of principal, interest, and fee balances owed Lender by Borrower.

        7. DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) Borrower's failure to make any payment of principal, interest, or fees when due hereunder, (b) a material adverse change in the financial condition of Borrower; (c) any untrue statement made by Borrower in connection with any request for an Advance, or (d) Borrower's insolvency or a bankruptcy filing by Borrower.

        8. ACCELERATION. Upon the occurrence of any Event of Default, Lender shall have no further obligation to make any Advances hereunder and the Principal Balance and all unpaid interest and any fees may be declared immediately due and payable, without notice, at the option of Lender.

        9. COLLECTION COSTS. Borrower and every other person or entity at any time liable for the payment of the indebtedness evidenced by this Note shall also be liable for all


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costs, expenses, and fees incurred by Lender in collecting any amounts owing hereunder, including reasonable attorney's fees. Any judgment obtained by Lender shall bear interest at a rate of 18% per annum or 2% per annum above the Note Rate, whichever is greater.

        10. WAIVERS. For value received, each party signing or endorsing this Note waives presentment, demand, protest, and notice of nonpayment and agrees to be bound as a principal and not as a surety and promises to pay all costs oil collection, including reasonable attorneys' fees, whether or not suit is commenced.

        11. CHOICE OF FORUM/APPLICABLE LAW. In case of suit to enforce the terms of this Note, Borrower consents to the personal jurisdiction of the Washington courts and the federal courts located in the State of Washington. At the option of the holder of this Note, venue may be in King County, Washington. This Note and the Security Agreement shall be construed and enforced in accordance with the laws of the state of Washington, without regard to that state's choice of law rules.

        ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                          NORTHWEST BIOTHERAPEUTICS LLC


                                          By     /s/ George P. Hutchinson
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                                             Its
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